EXHIBIT 99.1

Nanophase Reports Strong Revenue for Third Quarter as Growth Continues

— Delivered $9.7 million in Q3 revenue
— In Beauty Science markets, Solésence revenue is up 39% YOY
— In Personal Care Ingredients markets, Nanophase revenue is up 61% YOY

ROMEOVILLE, Ill., Nov. 08, 2022 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced third quarter and nine-month 2022 financial results.

“Our Solésence revenues grew 39%, and our Active Pharmaceutical (“API”) revenues grew 61% from 2021 to 2022, when comparing the nine-month periods ending September 30. It’s clear that our strategy has us performing well in two markets with a high degree of consumer demand,” said Jess Jankowski, Chief Executive Officer. “Our brand partners continue to see success in the market as sun care becomes consumer-critical across beauty categories, and while our gross profit was down this quarter as we worked to satisfy our extraordinary growth in demand, we expect it to improve significantly going forward. The teams that we’ve built to manage the additional demand and growth are elevating the experience and level of service we are able to offer to our current and prospective brand partners.”

“This was a busy quarter for us – both externally as we took home two major beauty industry awards, and internally as we made changes in our manufacturing and supply chain teams to help us succeed in executing the transformational changes we are making in our operating departments,” Kevin Cureton, Chief Operating Officer, commented. “On the commercial side, we saw an increase in both lead volume and lead quality amidst a quarter that is historically a quarter during which customers are focused mainly on reorders of existing products. On the operational side, the executive management team completed our analyses of manufacturing costs and of the team charged with executing these departments. Some changes in manufacturing and supply chain have already been completed and others are underway to strengthen the team and bring it up to the world-class standards of our products. We expect the scale of improvement available to our Company over the next couple of quarters to result in a 7-figure reduction in today’s manufacturing expenses on an annualized basis.”

Jankowski continued: “We are thrilled about Solésence’s award wins this quarter. These milestones are consistent with the accolades our brand partners continue to garner based upon the products launched with us – and it is exciting for us to see more direct recognition of our company, our point of difference, and our impact, by the industry.”

Operational Highlights

Solésence Beauty Science and Kleair™ Win Two Major Beauty Industry Awards

  In July, Solésence and Multi-Cultural Magic, SPF 50+ Featuring Kleair™ won Best Formulation at Cosmopack North America. The Cosmoprof North America Awards and Cosmopack North America Awards “formally recognize the absolute best in beauty products, celebrate innovation, and honor excellence in packaging design and formulation,” according to the Awards website.
  In September, the Kleair™ technology – which is available only through Solésence products – won Most Significant Ingredient in the Sun/Light Protection Category at the Cosmetics & Toiletries Allē Awards. The Allē Awards bring “behind-the-scenes ingenuity in cosmetics and personal care R&D into the spotlight.” The Kleair™ technology was reviewed and rated by an esteemed panel of experts on parameters such as sustainability, multifunctionality, novelty, and proof of efficacy, among other aspects, according to the awards website.

Expansion into SPF-Infused Makeup at MakeUp in New York

  Solésence showcased health-driven, SPF-infused makeup at a successful trade show event, MakeUp in New York, in September where product concepts, formulas, and services were met with great energy and enthusiasm.

 Brand Partnerships Continue to Drive Growth

  In the third quarter, over 1.4 million units of new products shipped.
  New launches represented approximately 16.4% of the Solésence shipments during the third quarter.

 New FDA-Registered Facility Represents 100% of Warehouse Activities

  Following warehouse consolidation in Q2, our new FDA-registered facility now represents 100% of warehousing activities. This infrastructure change further allows us to execute other changes to achieve cost improvement targets, as we have begun to transition the packaging aspects of our business over to the new facility, with targeted completion in Q1.

Financial Highlights

Third Quarter

  Revenue for the third quarter was $9.7 million, vs. $7.9 million for the same period in 2021, a 22% increase over record revenue.
  Solésence revenue was $5.9 million, up 30% from $4.6 million in 2021.
  Personal Care Ingredients revenue was $2.9 million, up 34% from $2.2 million in 2021.
  We saw a loss in the third quarter amounting to $0.75M, in part due to investments in current and future growth across facilities, engineering, new intellectual property, and the resumption of trade shows. Some atypical expense items amounted to $0.53M or 70% of our loss for the quarter.
    Nanophase was the victim of cyber theft in September and October, amounting to $0.66M. We are pursuing the recovery of these funds aggressively; if unrecoverable, our insurance may reimburse 25% of the losses.
    We elected to recognize a loss of $0.19M in Q3, reflecting the portion of cyber theft that occurred in September.

Nine-Months

  Revenue for the nine months ended September 30th was $29.1 million, vs. $22.1 million for the same period in 2021, a 31% increase.
  Solésence revenue was $18.6 million, up 39% from $13.4 million in 2021.
  Personal Care Ingredients revenue was $8.6 million, up 61% from $3.4 million in 2021.

“We maintain a strong market position and see strong demand continuing. We have shown time and again the ability to create differentiated products that have helped us to capitalize on excellent growth opportunities in the markets we serve. We continue to see more opportunities to capture growth for the foreseeable future and expect to see marked margin improvement going forward,” continued Jankowski. “The beauty industry – particularly the segment we operate in – has shown itself to be resilient in times of economic uncertainty, and we look forward to continuing our growth in 2023 as we enhance consumers’ lives through our skin health products.”

Conference Call

Nanophase will host its Third Quarter Conference Call on Wednesday, November 9th, 2022, at 11:00 a.m. CST, 12:00 p.m. EST, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

Registration to dial-in and/or participate in the Q&A, has recently changed.

Participant Registration:
https://register.vevent.com/register/BI88428a7cb93144c2b0ce0f723ee36802

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call has begun. If you forget your PIN prior to the conference call, you can simply re-register.

The process for accessing the webcast as listen-only remains the same. The same link can be used after the call to access the replay. A Telco replay is no longer available.

Listen-Only Webcast & Replay:
https://edge.media-server.com/mmc/p/4jfz5rzj

Please connect to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, www.nanophase.com, by clicking on Investor Relations, Investor News, and the link in the conference call announcement release.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven health care solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented, and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science
Solésence, LLC, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2022. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6736

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
	(in thousands except share and per share data)

	September 30,	December 31,
	2022	2021
ASSETS	(Unaudited)

Current assets:
Cash	$510	$657
Trade accounts receivable, less allowance for doubtful accounts of $301
for September 30, 2022 and $60 for December 31, 2021	5,368	3,937
Inventories, net	9,596	6,095
Prepaid expenses and other current assets	979	910
Total current assets	16,453	11,599

Equipment and leasehold improvements, net	6,535	4,712
Operating leases, right of use	11,056	12,075
Other assets, net	6	8
Total assets	$34,050	$28,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	3,358	1,351
Current portion of finance lease obligations	11	105
Current portion of operating lease obligations	1,182	589
Accounts payable	5,397	3,566
Current portion of long-term debt, related party	3,000	-
Current portion of deferred revenue	800	783
Accrued expenses	1,347	946
Total current liabilities	15,095	7,340

Long-term portion of finance lease obligations	-	6
Long-term portion of operating lease obligations	10,740	11,700
Long-term debt, related party	-	1,000
Long-term portion of deferred revenue	569	661
Asset retirement obligation	228	222
Total long-term liabilities	11,537	13,589

Contingent liabilities	-	-
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 60,000,000 and 55,000,000 shares authorized;
49,216,180 and 48,893,573 shares issued and outstanding on September 30, 2022
and December 31, 2021, respectively	492	489
Additional paid-in capital	105,012	104,423
Accumulated deficit	(98,086)	(97,447)
Total stockholders' equity	7,418	7,465
Total liabilities and shareholders' equity	$34,050	$28,394

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$9,563	$7,896	$28,405	$21,971
Other revenue	115	28	651	139
Net revenue	9,678	7,924	29,056	22,110

Operating expense:
Cost of revenue	7,185	4,946	21,659	14,588
Gross profit	2,493	2,978	7,397	7,522

Research and development expense	848	635	2,310	1,670
Selling, general and administrative expense	2,279	942	5,493	2,994
Income from operations	(634)	1,401	(406)	2,858
Interest expense	116	38	232	1,096
Other income, net	-	-	-	(952)
Income before provision for income taxes	(750)	1,363	(638)	2,714
Provision for income taxes	-	-	-	-
Net income	$(750)	$1,363	$(638)	$2,714

Net income per share-basic	$(0.02)	$0.03	$(0.01)	$0.06

Weighted average number of common shares outstanding - basic	49,174,673	48,566,341	49,068,709	43,756,300

Net income per share-diluted	$(0.02)	$0.03	$(0.01)	$0.06

Weighted average number of common shares outstanding - diluted	49,174,673	50,728,431	49,068,709	45,726,300

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$9,563	$7,896	$28,405	$21,971
Other revenue	115	28	651	139
Net revenue	9,678	7,924	29,056	22,110

Operating expense:
Cost of revenue detail:
Depreciation	126	103	365	283
Non-Cash equity compensation	22	4	71	15
Other costs of revenue	7,037	4,839	21,223	14,290
Cost of revenue	7,185	4,946	21,659	14,588
Gross profit	2,493	2,978	7,397	7,522

Research and development expense detail:
Depreciation	9	9	26	27
Non-Cash equity compensation	38	7	121	36
Other research and development expense	801	619	2,163	1,607
Research and development expense	848	635	2,310	1,670

Selling, general and administrative expense detail:
Depreciation and amortization	8	6	22	18
Non-Cash equity compensation	90	17	261	72
Other selling, general and administrative expense	2,181	919	5,210	2,904
Selling, general and administrative expense	2,279	942	5,493	2,994
Income from operations	(634)	1,401	(406)	2,858
Interest expense	116	38	232	1,096
Other income, net	-	-	-	(952)
Income before provision for income taxes	(750)	1,363	(638)	2,714
Provision for income taxes	-	-	-	-
Net income	$(750)	$1,363	$(638)	$2,714

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	116	38	232	1,096
Addback Depreciation/Amortization	143	118	413	328
Addback Non-Cash Equity Compensation	150	28	453	123
Subtract Non-Cash Other Income	-	-	-	(952)

Adjusted EBITDA	$(341)	$1,547	$460	$3,309